UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2014

JAMMIN JAVA CORP.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52161 (Commission File Number)	264204714 (IRS Employer Identification No.)

4730 Tejon St., Denver, Colorado 80211
(Address of principal executive offices and Zip Code)

323-556-0746
Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement.

Effective May 20, 2014, Jammin Java Corp. (the “Company”, “we” or “us”), entered into an Amended and Restated License Agreement with Mother Parkers Tea & Coffee Inc. (“Mother Parkers” and the “MP Agreement”), which amended and restated a prior license agreement entered into between the parties in October 2011.  A significant portion of the Company’s yearly revenue comes from sales to and through Mother Parkers. As described in greater detail in the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 30, 2014, the Company entered into a Subscription Agreement with Mother Parkers in April 2014, pursuant to which Mother Parkers purchased 7,333,529 units from the Company for $2.5 million, each unit consisting of one share of the Company’s common stock; and one warrant to purchase one share of common stock at $0.51135 per share for a term of three years.

Pursuant to the MP Agreement, the Company granted Mother Parkers the exclusive right to manufacture, process, package, label, distribute and sell single serve hard capsules (which excludes single serve soft pods) (the “Product”) on behalf of the Company in Canada, the United States of America and Mexico. The rights granted under the MP Agreement are subject to certain terms and conditions of our September 13, 2012, license agreement with Fifty-Six Hope Road Music Limited (“Fifty-Six Hope Road”), pursuant to which Fifty-Six Hope Road granted the Company a worldwide, exclusive, non-transferable license to utilize certain of the “Marley Coffee” trademarks (the “Trademarks”)(as described in greater detail in our Annual Report on Form 10-K for the year ended January 31, 2014, as filed with the Securities and Exchange Commission on May 16, 2014).

Pursuant to the MP Agreement, Mother Parkers is required to, among other things, supply all ingredients and materials, labor, manufacturing equipment and other resources necessary to manufacture and package the Product, develop coffee blends set forth in specifications provided by the Company from time to time, procure coffee beans in the open market (or from the Company’s designee) at favorable prices, set prices for the Product in a manner that is competitive in the market place and deliver Product logo/brand designs to the Company for approval prior to manufacturing any such Product.  We are required to, among other things, cross-promote the Product, use Product images and marketing materials provided by Mother Parkers to promote the Product, and provide the services of Rohan Marley (our Chairman) at a minimum of five locations per year at the Company’s sole cost and expense.  There are no minimum volume or delivery requirements under the MP Agreement.  Pursuant to the MP Agreement, Mother Parkers agreed to pay us a fee of $0.06 per capsule for Talkin’ Blues products and $0.04 per capsule for all other Product sold under the agreement, which payments are due in monthly installments.

The MP Agreement has a term of five years, provided that it automatically renews thereafter for additional one year periods if not terminated by the parties, provided further that we are not able to terminate the agreement within the first 12 months of the term of the agreement and if we terminate the agreement or take any action that lessens or diminishes Mother Parkers’ exclusive rights under the agreement during months 12 through 36 of the agreement, we are required to pay Mother Parkers a fee of $600,000 and reimburse Mother Parkers for any out of pocket costs incurred by Mother Parkers for inventory and other materials that are unsalable or unusable after such termination.  Notwithstanding the requirements above, either party may terminate the agreement at any time (a) upon the default of the agreement by the other party, if such default is not cured within 30 days (45 days if the default is not capable of being cured within 30 days and 10 days in the event the default relates to non-payment of fees due) after written notice thereof is provided by the non-defaulting party; or (b) upon the bankruptcy or similar proceeding involving the other party, the dissolution or liquidation of the other party, a seizure or attachment of the other party’s property or assets, or the commencement of litigation proceedings involving Mother Parkers’ use of the Trademarks (which right to termination is in favor of Mother Parkers only).  Additionally, Mother Parkers has the right to terminate the agreement at any time for any reason with 90 days prior written notice.  In the event of the termination of the agreement for any reason, we are required to purchase any and all unsold Products (including raw or packaged materials) from Mother Parkers.

In the event of a product recall resulting from the Company’s act or omission, we are required to pay all costs and expenses associated with such recall. The MP Agreement requires that the parties review the terms and conditions of the agreement on a yearly basis.  Additionally, the agreement requires that Mother Parkers allocate $100,000 annually to be used for marketing activities mutually agreed to by Mother Parkers and the Company.

The MP Agreement contains customary confidentiality and indemnification requirements and covenants typical of agreements similar to the MP Agreement.

The above summary of the material terms and conditions of the MP Agreement is qualified in its entirety by reference to the actual terms and conditions of the MP Agreement which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective May 23, 2014, the Board of Directors of the Company adopted Amended and Restated Bylaws (“Amended Bylaws”) completely replacing the Company’s prior Bylaws.  The Amended Bylaws affected certain changes to among other things, bring the Company’s organizational documents in line with Nevada law, to clarify and expand certain provisions thereof and to reduce the number of shares required to be present in person or by proxy at a meeting of the stockholders to constitute a quorum from a majority to 33-1/3% of all of the shares of stock entitled to vote at such meeting, except as otherwise provided by applicable law, by the Articles of Incorporation or by the Amended Bylaws.  The material revisions to the Bylaws affected as a result of the adoption of the Amended Bylaws (other than as described above), aside from general updates and clarifications to such Bylaws, are described below:

1)
The Amended Bylaws clarify consistent with Nevada law, that notice of each meeting of the stockholders of the Company is required to be given no less than 10 nor more than 60 days before each meeting (previously the Bylaws provided for not more than 50 days’ notice);

2)
The Amended Bylaws require that in the event a stockholder proposal relates to a nomination for appointment of a director of the Company, the notice provided by the stockholder shall set forth (in addition to other items required by the Amended Bylaws) (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.  Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected;

3)
The Amended Bylaws provide that nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Company (i) who is a stockholder of record on the date of the giving of the notice provided for in the Amended Bylaws and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting and (ii) who complies with the notice procedures set forth in the Amended Bylaws;

4)
The Amended Bylaws reduce the number of shares required to be present in person or by proxy at a meeting of the stockholders to constitute a quorum from a majority to 33-1/3% of all of the shares of stock entitled to vote at such meeting, except as otherwise provided by applicable law, by the Articles of Incorporation or by the Amended Bylaws;

5)
The Amended Bylaws provide that in the absence of a quorum at any meeting or any adjournment thereof, (A) the Board of Directors, without a vote of the stockholders, may (1) postpone, reschedule, or cancel any previously scheduled annual meeting of stockholders and (2) postpone, reschedule, or cancel any previously scheduled special meeting of the stockholders called by the Board of Directors or management (but not by the stockholders); or (B) the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, or, in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting to another place, date or time; and

6)
The Amended Bylaws clarify consistent with Nevada law that any action taken by the stockholders shall be valid and binding upon the Company if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action.

The foregoing summary of the Amended Bylaws is qualified in its entirety by reference to the full text of the Amended Bylaws attached to this Current Report as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

3.1*	Amended and Restated Bylaws of Jammin Java Corp. (May 23, 2014)
10.1*	Amended and Restated License Agreement with Mother Parkers Tea & Coffee Inc. (May 20, 2014)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jammin Java Corp.

Date: May 30, 2014	By:	/s/ Anh Tran
Anh Tran
President

EXHIBIT INDEX

Exhibit No.	Description

3.1*	Amended and Restated Bylaws of Jammin Java Corp. (May 23, 2014)
10.1*	Amended and Restated License Agreement with Mother Parkers Tea & Coffee Inc. (May 20, 2014)

* Filed herewith.